UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ICOS CORPORATION

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Filed by ICOS Corporation Pursuant to Rule 14a-6(b)

Under the Securities Exchange Act of 1934

Subject Company: ICOS Corporation

Commission File No.: 000-19171

This filing relates to the proposed acquisition of ICOS Corporation (“ICOS”) by Eli Lilly and Company (“Lilly”) pursuant to the terms of an Agreement and Plan of Merger, dated as of October 16, 2006 by and among ICOS, Tour Merger Sub, Inc. and Lilly. The Agreement and Plan of Merger is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by ICOS on October 17, 2006 and is incorporated by reference into this filing.

ICOS will be making various presentations to ICOS shareholders relating to the proposed transaction. The materials contained below will be distributed in connection with those presentations.

A special shareholder meeting will be held on December 19, 2006 to obtain shareholder approval of the proposed transaction. ICOS has filed with the Securities and Exchange Commission and distributed to its shareholders a definitive proxy statement and other relevant documents in connection with the special shareholder meeting for the proposed transaction. ICOS shareholders are urged to read the definitive proxy statement and other relevant materials because they contain important information about ICOS, Lilly and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by ICOS with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at ICOS’ website at www.ICOS.com or by sending a written request to ICOS at 22021 20th Avenue SE, Bothell, Washington 98021, attention: General Counsel.

ICOS and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of ICOS’ shareholders in connection with the proposed transaction is set forth in ICOS’ definitive proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction is set forth in the definitive proxy statement on file with the SEC.

ICOS Corporation Acquisition by Eli Lilly and Company Strategic Rationale and Valuation Perspectives December 2006

Strategic Rationale
$32 per share is a very attractive price for ICOS shareholders
At high end of ICOS’ standalone value range based on detailed
“sum-of-the-parts” discounted cash flow (DCF) analysis
Lilly is the most logical to offer the highest price given the potential for synergies and restrictions in the JV agreements
Extensive negotiation led to $32 offer as “best and final”
There are substantial risks that are not captured in the projections underlying the DCF valuation
If any of those risks materialize, $32 per share value would be considerably in excess of standalone DCF value
100% cash consideration provides valuation certainty and immediate liquidity to shareholders

Lilly ICOS Joint Venture Overview
Formed September 30, 1998, to co-develop, commercialize and market oral PDE5 inhibitors (i.e. Cialis/tadalafil) in North America and Europe
Lilly has sole exclusive rights in rest of world
50/50 ownership with shared management control
JV agreement contains significant restrictions on ability to directly or indirectly transfer ownership of JV interest to other than Lilly
Confidentiality provisions limit disclosure of any material JV information, e.g. to a prospective buyer, precluding due diligence
Sale of either party’s JV interest requires the other’s consent
Indirect transfer, upon a change of control of either party, entitles the party not undergoing the change of control to trigger a buy-sell process with respect to the JV interests
Lilly has repeatedly indicated its intention to not waive or modify the existing restrictions on direct or indirect transfer of our Lilly ICOS ownership interests

Discounted Cash Flow Valuation is
$28.75 to $32.25 per share
Our long-term profit/cash flow projections for ICOS and Lilly ICOS were the basis for the DCF valuation
Those projections were substantially above the Wall Street
consensus averages
Our DCF valuation includes:
The value of ICOS’ 50% share of the Lilly ICOS JV
Assumption that all future R&D spending will earn the cost of capital
Standalone valuation of ICOS’ net operating loss carryforwards
Estimated cost of capital range of 14% - 16%

DCF Valuation Inputs/Assumptions
Long-term P&L/cash flow model (projections through 2020) for
ICOS and Lilly ICOS by indication/formulation
Assumes approvals and launches for Cialis/tadalafil --
Once-A-Day for Erectile Dysfunction
Benign Prostatic Hyperplasia
Pulmonary Arterial Hypertension
Hypertension program ends in 2006
Intellectual property protection and pricing flexibility through 2020
No generic competition/pricing encountered

Significant Risks Not Factored into Management’s
Long-Term Projections Underlying the Valuation
Loss of intellectual property protection and/or generic competition before 2021
Viagra basic product patent expires in 2012
Possible non-approval or commercial failure of future Cialis/tadalafil dosage forms and indications
Once-A-Day for Erectile Dysfunction
Benign Prostatic Hyperplasia
Pulmonary Arterial Hypertension
Discovery of some presently unknown product safety issue
New/better competitive products
No or low return on annual research and development spending

Other Valuation Considerations
Stock trading range and averages over relevant time frames
Wall Street research estimates and share price targets
Trading (P/E) multiples of public life sciences companies
Hypothetical future stock prices assuming certain P/E ranges and
EPS estimates
Premiums paid in other transactions
Due to high variability in sales growth rates, operating margins, earnings and development pipelines across the life science sector, we believe that discounted cash flow is the most appropriate valuation methodology

Transaction Summary
$32.00 per ICOS share offer price
$2.15 billion equity value
$559 million or 35% premium to the three month average
$880 million or 69% premium to closing price on the day of the initial
Lilly offer on May 23, 2006
$2.25 billion enterprise (equity plus net debt) value
Implied Transaction Earnings Multiples:
47.1x - 60.4x 2007 (22.1 - 26.0x 2008) Management fully-taxed EPS (1)
58.9x 2007 (31.0x 2008) Wall Street Consensus fully-taxed EPS
Merrill Lynch acted as exclusive financial advisor to ICOS throughout the negotiation process and rendered a fairness opinion for $32 per share offer
____________________
(1) Based on Management guidance given to Wall Street on June 7, 2006.

ICOS Significantly Outperformed the BTK Index, From
the Date of Lilly’s First Offer, Through Market Close
on the Day Prior to Announcement
ICOS:
+41.0%
BTK
(1)
:
+15.6%
____________________
(1) BTK index includes AFFX, AMGN, BIIB, CRA, CELG, CEPH, DNA, GENZ, GILD, HGSI, ICOS,
IMCL, ITMN, IVGN, MEDI, MIL, MLNM, NKTR, PDLI and VRTX
90.0%
100.0%
110.0%
120.0%
130.0%
140.0%
150.0%
5/23/2006 6/8/2006 6/24/2006 7/10/2006 7/26/2006 8/12/2006 8/28/2006 9/13/2006 9/29/2006 10/16/2006
90.0%
100.0%
110.0%
120.0%
130.0%
140.0%
150.0%
5/23/2006 6/8/2006 6/24/2006 7/10/2006 7/26/2006 8/12/2006 8/28/2006 9/13/2006 9/29/2006 10/16/2006

$32 Per Share Represents a Meaningful
Premium to All Relevant Averages
As of October 16, 2006
Stock $ Premium
Prices % Premium (millions)
52 Week High (11/09/2005) $30.66 4.4% $96
52 Week Low (05/24/2006) 18.63 71.8% 921
May 23, 2006 (Initial Eli Lilly Offer) 19.24 66.3% 880
June 7, 2006 (1 Day Prior to Preliminary Guidance for 2007 and 2008) 20.12 59.0% 348
October 16, 2006 (1 Day Prior to Announcement) $27.12 18.0% $348
One Week Average 26.78 19.5% 371
One Month Average 25.40 26.0% 465
Three Month Average 24.02 33.2% 559
Six Month Average 22.74 40.7% 647
1 Year Average 24.30 31.7% 540

$32 Per Share, Grown at 20% p.a., Implies a 12-Month
Target Price of $38.40 -- at the High End of All
Analysts’ Price Targets
____________________
(1) Target price discounted back at 20% p.a.
(2) Represents midpoint of $23.00 - $27.00 target price range.
PV of
Target Target
Date
Firm / Analyst
Rating Price Price
(1)
8/17/2006 BMO Capital Markets Buy $32.00 $26.67
8/4/2006
JP Morgan / Geoffrey Meacham
Peer Perform
In Line with
Current
- -
8/4/2006
Leerink Swann / William Tanner
Market Perform 27.00 22.50
8/4/2006
Lehman Brothers / Jim Birchenough
Equal Weight 27.00 22.50
8/4/2006
McAdams Wright / Paul Latta
Buy 36.00 30.00
8/4/2006
Merrill Lynch / Eric Ende
Neutral - - - -
8/4/2006
Morgan Stanley / Steven Harr
Neutral - - - -
8/16/2006
Ragen MacKenzie / Andrew Heyward
Buy 40.00 33.33
8/4/2006
Robert W. Baird / Christopher Raymond
Equal Weight 26.00 21.67
8/4/2006
SG Cowen / Phil Nadeau
Neutral
In Line with
Market
- -
8/3/2006
Thomas Weisel /  M. Somaiya
Peer Perform 25.00
(2)
20.83
8/4/2006
UBS / Maged Shenouda
Buy 38.00 31.67

27.8x
17.7x
20.3x
17.1x
0.0x
5.0x
10.0x
15.0x
20.0x
25.0x
30.0x
35.0x
40.0x
Minimum Mean Median Maximum
36.6x
24.4x
24.2x
15.0x
0.0x
5.0x
10.0x
15.0x
20.0x
25.0x
30.0x
35.0x
40.0x
Minimum Mean Median Maximum
$32 Per Share Price Represents a 2008 Implied
Earnings Multiple That Is at the High End of the
Mid-Cap Peer Group Valuations
Mid-Cap Life Sciences (1)
2008E Fully-Taxed P/E
Large-Cap Life Sciences
(2)
2008E Fully-Taxed P/E
Lilly
Offer (3) :
23.9x
____________________
Note: Stock prices as of October 16, 2006. Based on Wall Street research EPS estimates.  EPS estimates fully-taxed at 35% tax rate and exclude amortization of intangibles. Multiples over 50x are excluded from the summary statistics.
(1) Mid-Cap Life Sciences companies include Amylin, Cephalon, Millennium, ImClone, PDL BioPharma, MGI, Onyx and OSI.
(2) Large-Cap Life Sciences companies include Genentech, Amgen, Gilead, Genzyme, Celgene, Biogen Idec, Serono and MedImmune..
(3) Based on mid-point of EPS estimates from ICOS’ June 2006 guidance.
Lilly
Offer (3) :
23.9x

Wall Street Reaction to $32 per Share Offer Price
Has Been Positive
“Our analysis of fair value for ICOS’ share of the Lilly ICOS JV with expected cost synergies (based upon a DCF model in which Lilly strips out all ICOS-related expenses and peak WW Cialis sales of $2B) is $31 per share, and this does not account for value erosion from a potential generic Viagra launch in 2012.”
- Morgan Stanley (11/2/06)
“We also analyzed the deal on a discounted revenue basis, to determine what level of JV Cialis sales would need to be achieved to warrant a $32 per share offer price. Our analysis suggests that the LLY-ICOS JV would need to generate sales of approximately $2.46 billion in 2012, a CAGR (06-12E) of 26%. We think this is a challenging target for LLY, even given further market share gains and label expansion, but on the flipside it provides us with greater comfort in the $32/share offer price.”
- JPMorgan (10/17/06)
“We believe the acquisition affirms the intrinsic value of ICOS’s business model. Once the fundamentals of the
PDE-5 market improved, the Lilly ICOS JV has gained market share of Cialis, while exercising SG&A discipline.
The JV’s operating leverage has contributed significantly to ICOS’s profitability, in our view.”
- UBS (10/17/06)